Exhibit 99.1

GENIUS BRANDS INTERNATIONAL TO LAUNCH “KARTOON CHANNEL” DIGITAL NETWORK ACROSS AMAZON PRIME, APPLE TV, COMCAST, COX, SELECTTV, DISH, SLING TV, TUBI, XUMO AND MORE

New “Kartoon Channel” Delivers Enriched and Educational Content for Rapid Revenue Growth

BEVERLY HILLS, Calif., May 6, 2020 – Following the recent dramatic increase of viewership on Kid Genius Cartoon Channel and Baby Genius TV digital platforms, Genius Brands International, Inc. “Genius Brands” (NASDAQ: GNUS), today announced that it will merge the two channels under one new network brand, Kartoon Channel, which will launch on June 15, 2020. The newly rebranded channel will significantly expand the distribution, which currently reaches over 100M U.S. television households and over 200M users via OTT and mobile devices.

Kartoon Channel is a digital channel for kids 2 -11-years-old to access over 4,000 episodes of premium entertaining, enriching and educational content anytime, anywhere in a safe environment. The rebranded channel will now feature content from Genius Brands’ programming catalog and from creators around the world, including Warren Buffett’s Secret Millionaires Club, Thomas Edison’s Secret Lab, Baby Genius, Martha Stewart & Friends, Stan Lee’s Mighty 7, Gisele Bündchen’s Gisele & The Green Team, Gummi Bears, Shark Academy, DaJammies, Amber the Ambulance, Dino the Dinosaur, Ethan the Dump Truck, IncrediTales, OneZeez, Super Geek Heroes, and many more.

“The hallmark of Kartoon Channel is ‘Smart and Safe.’ All programs are carefully curated to not only be entertaining and enriching, but also to ensure there is no violence, no negative stereotypes, no inappropriate language, and no excessive commercialization. We are extremely focused on providing positive purposeful content that parents can always know will provide safe viewing for their children,” said Genius Brands International Chairman & CEO, Andy Heyward.

Genius Brands has also newly-acquired over 3,000 episodes of programming to feature on Kartoon Channel, including hit programs form key content suppliers around the world.

Kartoon Channel is now working with Dooya TV, a leader in ad monetization and content optimization technology, to rapidly grow ad sales among major cable providers such as Comcast, Cox, DISH, and Sling TV. The channel will be distributed across Genius Brands-owned and operated APPs, multiple TV providers and over-the-top (OTT) platforms as both ad-supported video-on-demand (AVOD) and subscriber video-on-demand (SVOD) services. Genius Brands’ current platforms include DISH, Amazon Prime, Sling TV, Comcast’s Xfinity on Demand, Roku, Apple TV and Apple iOS, Android, Cox, Tubi, and Xumo, with all transitioning into carrying Kartoon Channel. New platforms launching Kartoon Channel content include SelectTV, RedBox, Plex, and Canela Media.

“Through our new strategic partnership with Dooya, the network’s footprint, revenue, and discoverability will dramatically increase,” continued Heyward. “With so many kids now having the learning-at-home experience, children’s programs that can teach about money, about science, about cooking and DIY, all offer something special that will be embraced by parents as well as kids. The Secret Millionaire’s Club, which stars Warren Buffett, teaches kids fun lessons in financial literacy, and Thomas Edison’s Secret Lab, which focuses on STEM learning, are a couple of examples of what we are offering on Kartoon Channel.”

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; entrepreneurship series Warren Buffett's Secret Millionaires Club; and Stan Lee's Cosmic Crusaders, created with Stan Lee's Pow! Entertainment. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s Genius Brands Network of channels, including Kid Genius Cartoon Channel, Baby Genius TV, and Kid Genius Cartoons Plus!, are available in over 100 million U.S. television households via a multitude of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

Michelle Orsi

Three.Sixty Marketing & Communications

Tel: (310) 418-6430

michelle@360-comm.com

INVESTOR RELATIONS CONTACT:

PORTER LEVAY & ROSE
7 Pennsylvania Plaza, Suite 810
New York, NY 10001
T: 212-564-4700
ir@gnusbrands.com

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